CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated April 14, 2014, relating to the financial statements of Infinity Core Alternative Fund appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to our Firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ Rothstein Kass

Roseland, New Jersey

April 14, 2014